UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2006

NATIONWIDE HEALTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-9028	95-3997619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

610 Newport Center Drive, Suite 1150, Newport Beach, California 92660-6429

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 718-4400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 22, 2006, Registrant entered into material definitive agreements for the acquisition and master leaseback of the real estate holdings of Hearthstone Assisted Living, Inc., a Texas corporation (the “Company”), consisting of a portfolio of 32 assisted living and Alzheimer’s facilities. The purchase price for the transaction (which, as further discussed below, was completed effective June 1, 2006) consisted of $419 million, and Registrant’s investment in the transaction additionally included approximately $12 million in debt defeasance and closing costs. The material definitive agreements were previously disclosed on Registrant’s Report on Form 8-K dated March 28, 2006.

Amendment to the Master Transactions Agreement

On March 22, 2006, Registrant entered into a Master Transactions Agreement (the “Master Transactions Agreement”) with the Company and Hearthstone Operations, LLC, a Delaware limited liability company (“NewCo”), that set forth representations, warranties, covenants and agreements in connection with the contemplated transactions. On May 31, 2006, Registrant entered into an Amendment to the Master Transactions Agreement (the “Amendment to the Master Transactions Agreement”) with the Company and NewCo. Pursuant to the Amendment to the Master Transactions Agreement, Registrant, the Company and NewCo agreed that, immediately prior to the consummation of the Merger (defined in Item 2.01 below), Registrant or one or more of its subsidiaries would acquire three real properties held by subsidiaries of the Company for an aggregate purchase price of approximately $46.8 million in cash, subject to the terms and conditions set forth in three purchase and sale agreements entered into between certain subsidiaries of the Registrant and the applicable subsidiaries of the Company. The Amendment to the Master Transactions Agreement, together with the Amendment to the Contribution Agreement discussed below, further clarified that the aggregate purchase price paid in connection with the purchase and sale of the three properties would be retained by the Company and held by the Company as of the effective time of the Merger (defined in Item 2.01 below).

The foregoing description of the Master Transactions Agreement is qualified in its entirety by the terms and conditions of the Master Transactions Agreement, which was previously filed as Exhibit 2.2 to Registrant’s Current Report on Form 8-K filed on March 28, 2006. The foregoing description of the Amendment to the Master Transactions Agreement is qualified in its entirety by the terms and conditions of the Amendment to the Master Transactions Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated by reference herein.

Amendment to Contribution Agreement

Pursuant to a Contribution Agreement dated March 22, 2006 between the Company and NewCo (the “Contribution Agreement”), the Company agreed to contribute to NewCo, prior to the effective time of the Merger (defined in Item 2.01 below), all of its non-real estate assets, including all working capital items, equity interests in all non-real estate-holding subsidiaries and the “Hearthstone” and “Caremark” names and marks. On May 31, 2006, the Company and NewCo entered into an Amendment to the Contribution Agreement (the “Amendment to the Contribution Agreement”), whereby the Company and NewCo agreed that the aggregate purchase price to be paid in connection with the purchase and sale of the three properties referenced above would be excluded from the assets contributed to NewCo. The transactions contemplated by the Contribution Agreement and the Amendment to the Contribution Agreement closed effective June 1, 2006, prior to the effective time of the Merger.

The foregoing description of the Contribution Agreement is qualified in its entirety by the terms and conditions of the Contribution Agreement, which was previously filed as Exhibit 2.3 to Registrant’s Current Report on Form 8-K filed on March 28, 2006. The foregoing description of the Amendment to the Contribution Agreement is qualified in its entirety by the terms and conditions of the Amendment to the Contribution Agreement, which is filed as Exhibit 2.2 hereto, and is incorporated by reference herein.

Master Lease Agreement

Additionally, a Master Lease Agreement (the “Master Lease”) was entered into between Registrant and the other entities listed as “Landlord” on Schedule I thereto (individually and collectively, the “Landlord”) and the entities listed as “Tenant” on Schedule I thereto (individually and collectively, the “Tenant”) for the real properties and improvements legally described on Exhibit A thereto and the personal property associated therewith as described on Exhibit B thereto. Tenant’s obligations under the Master Lease are guaranteed by Hearthstone Senior Services, L.P., a Delaware limited partnership and the sole member of NewCo, which also joined the Master Lease as a party with respect to certain provisions thereof. The initial term of the Master Lease commenced on June 1, 2006 (following the closing of the Merger), and ends on May 31, 2021 (the “Initial Term”) and may be extended for two separate renewal terms of ten (10) years each, subject to certain conditions. Rent payable in the Initial Term includes $31,582,181 per lease year in minimum rent, plus additional and supplemental rents as described therein. (Additionally, two separate subsidiaries of the Registrant, as landlords, simultaneously entered into related single-facility leases with two subsidiaries of NewCo, as tenants, which leases are coterminous with the Master Lease and provide for an aggregate minimum rent for the Initial Term of $3,150,000 per lease year, plus additional rents as described therein).

The foregoing description of the Master Lease Agreement is qualified in its entirety by the terms and conditions of the Master Lease Agreement, which is filed as Exhibit 2.3 hereto, and is incorporated by reference herein.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On June 1, 2006, the Registrant announced that it had completed its acquisition and master leaseback of the real estate holdings of the Company, consisting of a portfolio of 32 assisted living and Alzheimer’s facilities. Pursuant to the Agreement and Plan of Merger, dated March 22, 2006 (the “Merger Agreement”), by and among Registrant, HAL Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Registrant (the “Merger Sub”), and the Company, Merger Sub was merged with and into the Company, with the Company continuing as the surviving corporation following the merger (the “Merger”).

As a result of the Merger, the Company’s shareholders received an aggregate of $419 million in cash prior to adjustment for debt assumption and debt defeasance (other than prepayment penalties and other defeasance costs), amounts payable under the Company’s 2004 Gain Sharing Plan, amounts payable to holders of stock options and stock warrants, transaction fees of the Company, and certain other adjustments (the “Merger Consideration”). Of the Merger Consideration, $15 million was paid into an escrow account and will be held for a 36-month period (subject to the earlier release of portions thereof under certain circumstances) to cover potential indemnification claims of Registrant and NewCo and their affiliates under the Master Transactions Agreement.

A copy of the press release issued by the Registrant is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Certain information contained in this report and the press release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not statements of historical facts. These statements may be identified, without limitation, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. All forward-looking statements included in this report and the press release are based on information available to us on the date hereof (or, in the case of the press release, thereof). These statements speak only as of the date hereof (or, in the case of the press release, thereof), and we assume no obligation to update such forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include (without limitation) the following: deterioration in the operating results or financial condition, including bankruptcies, of our tenants; occupancy levels at certain facilities; changes in the ratings of our debt securities; access to the capital markets and the cost of capital; government regulations, including changes in the reimbursement levels under the Medicare and Medicaid programs; the general distress of the healthcare industry; the effect of economic and market conditions and changes in interest rates; the amount and yield of any additional investments; our ability to meet acquisition goals, including achieving anticipated benefits from the Hearthstone acquisition; the ability of our operators to repay deferred rent or loans in future periods; the ability of our operators to obtain and maintain adequate liability and other insurance; our ability to attract new operators for certain facilities; our ability to sell certain facilities for their book value; changes in or inadvertent violations of tax laws and regulations and other factors that can affect real estate investment trusts and our status as a real estate investment trust; and the risk factors described in our annual report on Form 10-K filed with the SEC on February 8, 2006.

The agreements (and amendments to agreements) included herewith have been included to provide investors and security holders with information regarding their terms. None of them is intended to provide any other factual information about the Registrant. The Master Lease contains representations and warranties that the parties to the Master Lease made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are

(in the case of the Tenant) qualified by information contained in a confidential disclosure schedule that the Tenant provided in connection with signing the Master Lease. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Master Lease and are modified (in the case of the Tenant) in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Master Lease, which subsequent information may or may not be fully reflected in the Registrant’s public disclosures.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, the financial statements required by Item 9.01(a) will be filed by amendment within 71 calendar days after June 6, 2006.

(b)	Pro Forma Financial Information

In accordance with Item 9.01(b)(2) of Form 8-K, the pro forma financial information required by Item 9.01(b) will be filed by amendment within 71 calendar days after June 6, 2006.

(d)	Exhibits

Exhibit Number	Description
2.1	Amendment to the Master Transactions Agreement, dated May 31, 2006, by and among Nationwide Health Properties, Inc., Hearthstone Assisted Living, Inc. and Hearthstone Operations, LLC.

2.2	Amendment to the Contribution Agreement, dated May 31, 2006, between Hearthstone Operations, LLC and Hearthstone Assisted Living, Inc.

2.3	Master Lease Agreement, dated May 31, 2006, by and among Registrant and the other entities listed on Schedule I thereto.

99.1	Company Press Release* dated June 1, 2006

*	This exhibit is being furnished pursuant to Item 9.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE HEALTH PROPERTIES, INC.

Date: June 6, 2006	By:	/s/ Abdo H. Khoury
	Name:	Abdo H. Khoury
	Title:	Senior Vice President and Chief Financial and Portfolio Officer